Exhibit 32.2

Annual Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Viggle Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The annual report on Form 10-K for the year ended June 30, 2015 of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John C. Small
John C. Small
Principal Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: September 21, 2015

A signed original of this written statement required by Section 906 has been provided to Viggle Inc. and will be retained by Viggle Inc. and furnished to the Securities and Exchange Commission or its staff upon request.